Exhibit 3.1.2

CERTIFICATE OF CORRECTION

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CDRF TOPCO, INC.

CDRF Topco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is CDRF Topco, Inc. (the “Corporation”).

SECOND: The Amended and Restated Certificate of Incorporation was filed on January 23, 2014 and that said certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

THIRD: The inaccuracy or defect of said certificate is in Paragraph 2 which incorrectly reads as follows:

“The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 13, 2013.”

FOURTH: Paragraph 2 is corrected to read as follows:

“The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 2013.”

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 1st day of May, 2014.

/s/ William R. Spalding
Name: William R. Spalding
Title: Chief Executive Officer